Exhibit 99.1

HIVE Digital Announces Private Offering of US$100 Million of 0% Exchangeable Senior
Notes due 2031

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement, dated June 16, 2026, to its short form base shelf prospectus, dated
October 31, 2025.

San Antonio, Texas--( June 25, 2026) - HIVE Digital Technologies Ltd. (TSX: HIVE) (Nasdaq: HIVE) (FSE: YO0) (BVC: HIVECO) (the "Company" or "HIVE") today announced that HIVE Bermuda 2026 Ltd., its wholly-owned subsidiary (the "Issuer"), intends to offer, subject to market conditions and other factors, US$100 million aggregate principal amount of 0% exchangeable senior notes due 2031 (the "Notes") in a private offering (the "Offering") to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Issuer also expects to grant the initial purchasers of the Notes an option, exercisable within a period of 13 days from and including the date the Notes are first issued, to purchase up to an additional US$15 million aggregate principal amount of Notes (the "Option").

The Notes will be exchangeable under certain conditions. The Issuer will settle exchanges by paying or delivering, as the case may be, cash, common shares of HIVE ("Common Shares") or a combination of cash and Common Shares, at the Issuer's election. The initial exchange rate and other terms of the Notes will be determined at the time of pricing of the Offering. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.

The Notes will be general unsecured obligations of the Issuer. The Issuer's obligations under the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by HIVE.

The Issuer intends to use the net proceeds from the Offering to fund one or more of HIVE's direct or indirect subsidiaries, or to make a capital contribution to any such subsidiary or subsidiaries, which in turn will use such proceeds for general corporate purposes, capital investment (including, but not limited to, the purchase of graphics processing units) and data center development. HIVE intends to fund capped call transactions (as described below) using cash on hand, and the Issuer may use a portion of the net proceeds to reimburse HIVE for the cost of the capped call transactions. If the initial purchasers exercise the Option, the Issuer intends to use the net proceeds from the sale of the additional Notes to fund one or more of HIVE's direct or indirect subsidiaries, or to make a capital contribution to any such subsidiary or subsidiaries, which in turn will use such proceeds for general corporate purposes, capital investment (as described above) and data center development, and the Issuer may use a portion of the net proceeds to reimburse HIVE for the cost of entering into additional capped call transactions, as described below.

In connection with the Offering, the Company expects to enter into privately negotiated cash-settled capped call transactions with one or more financial institutions (collectively, the "option counterparties"). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of Common Shares that will initially underlie the Notes, assuming the initial purchasers do not exercise the Option.

The capped call transactions are expected generally to reduce potential economic dilution of the Common Shares upon exchange of any Notes and/or offset any cash payments the Issuer could be required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise the Option, the Company expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase Common Shares and/or enter into various derivative transactions with respect to the Common Shares concurrently with or shortly after the pricing of the Notes, and such option counterparties or their respective affiliates may unwind these various derivative transactions and/or sell Common Shares in open market transactions. This activity could increase (or reduce the size of any decrease in) the market price of the Common Shares or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Shares and/or purchasing or selling Common Shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to an exchange of the Notes). This activity could also cause or avoid an increase or decrease in the market price of the Common Shares or the Notes, which could affect holders of the Notes' ability to exchange the Notes and, to the extent the activity occurs during any observation period related to an exchange of the Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon exchange of such Notes.

The Company is relying on the exemption under Section 602.1 of the TSX's Company Manual (the "TSX Manual") available to Eligible Interlisted Issuers (as defined in the TSX Manual) in respect of the Offering.

None of the Notes, the guarantee or the Common Shares issuable upon exchange of the Notes, if any, have been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's dual engine infrastructure-driven by hashrate services and GPU-accelerated AI computing-delivers scalable, environmentally responsible solutions for the digital economy.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the TSX, Nasdaq, nor any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements with respect to the proposed Offering, the potential issuance of additional Notes pursuant to the Option, the use of proceeds from the Offering (including the payment of costs associated with the capped call transactions), the anticipated terms of the Notes, the entering into of capped call transactions, business goals and objectives of the Company, and other forward-looking information concerning the intentions, plans and future actions of the Company and the terms of the transaction described herein.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.